UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2021

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 1, 2021, Fiesta Restaurant Group, Inc. (“Fiesta”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with YTC Enterprises, LLC (the “Buyer”) and Yadav Enterprises, Inc. pursuant to which Fiesta has agreed to sell the Taco Cabana® restaurant brand to Buyer through the sale of all of the outstanding capital stock of Taco Cabana, Inc., the parent company of the Taco Cabana business (the “Transaction”), for a cash purchase price of $85 million, subject to reduction for (i) closing adjustments of approximately $4.55 million related to maintenance and repair work at the Taco Cabana restaurants and landscaping restoration as a result of Winter Storm Uri, and (ii) certain other working capital adjustments as set forth in the Purchase Agreement. Fiesta expects to use the net proceeds of the Transaction to full repay Fiesta’s outstanding term loan borrowings of approximately $74.6 million under its senior credit facility and to pay Transaction fees and a loan prepayment premium of approximately $4.6 million. The Purchase Agreement contains certain representations and warranties, covenants and indemnities as specified therein, including such provisions as are customary for a transaction of this nature. The Transaction is subject to customary closing conditions as set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

2.1	Stock Purchase Agreement dated as of July 1, 2021 among Fiesta Restaurant Group, Inc., YTC Enterprises, LLC and Yadav Enterprises, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: July 7, 2021

By:	/s/ Louis DiPietro
Name:	Louis DiPietro
Title:	Senior Vice President, Chief Legal and People Officer, General Counsel and Secretary

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